UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                                FORM 8-K/A

                             CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities and
                          Exchange Act of 1934

                      Date of Report: August 30, 1999

                   NETWORK SYSTEMS INTERNATIONAL, INC.
        (Exact Name of Registrant as Specified in its Charter)

              Nevada                  0-22991              87-0460247
 (State or other jurisdiction    (Commission File       (I.R.S. Employer
of incorporation or organization)     Number)        Identification Number)

           200 North Elm Street, Greensboro, North Carolina  27401
             (Address of principal executive officer) (Zip Code)

                             (336) 271-8400
          (Registrants telephone number, including area code)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

On June 16, 1999, Network Systems International, Inc. (the
"Company") consummated the acquisition of all of the capital stock of Vercom Software, Inc. ("Vercom"), a corporation
organized and existing under the laws of the State of Texas.
The Company subsequently filed a Form 8-K on June 30, 1999 reporting the
acquisition.   Pursuant to Instruction (4) to Item 7 of Form
8-K, the Registrant omitted certain required financial statements. The following financial statements are now being filed.


                       VERCOM SOFTWARE, INC.

                       FINANCIAL STATEMENTS
        FOR THE PERIOD OCTOBER 1, 1998 TO JUNE 16, 1999

          (With Independent Auditors' Report Thereon)


                              INDEX
                                                           Page #

      Independent Auditors' Report                           3
      Balance Sheet                                          4
      Statement of Income                                    5
      Statement of  Stockholders' Equity
           and Comprehensive Income                          6
      Statement of Cash Flows                                7
      Notes to Financial Statements                          8


               Independent Auditors' Report

Board of Directors and Stockholders Vercom Software, Inc.:

We have audited the accompanying balance sheet of Vercom Software, Inc. as of June 16, 1999 and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the period October 1, 1998 through June 16, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vercom Software, Inc. as of June 16, 1999 and the results of its operations and its cash flows for the period October 1, 1998 through June 16, 1999 in conformity with generally accepted accounting principles.

/s/ KPMG, L.L.P.

July 22, 1999

                        Vercom Software, Inc.
                            Balance Sheet

                            June 16, 1999


ASSETS

Current assets
   Cash                                                       $    154,594
   Accounts receivable, trade, net of allowance of $100,437        660,206
   Contracts receivable, net of allowance of $40,000               467,256
   Investment securities                                           749,646
   Other current assets                                             17,931
   Total current assets                                          2,049,633
Furniture, fixtures and equipment,
  net of accumulated depreciation and amortization                 86,169
Software development costs,
       net of accumulated amortization of $122,713              1,403,570

   Total assets                                              $  3,539,372

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable, trade                              $    324,143
       Deferred tax liabilities                                   12,010
       Other accrued liabilities                                 167,281
       Deferred revenue                                          478,126
           Total current liabilities                             981,560

Deferred tax liabilities                                         559,469
       Total liabilities                                       1,541,029
Stockholders' equity:
       Common stock; $.01 par value; authorized 100,000
         shares; issued and outstanding 750 shares                     8
       Additional paid in Capital                                    742
       Retained earnings                                       1,922,959
       Unrealized gain on investment securities,
         net of tax effect                                        74,634
       Total stockholders' equity                              1,998,343
       Total liabilities and stockholders' equity            $ 3,539,372

The accompanying notes are an integral part of the financial statements.

                         Vercom Software, Inc.
                          Statement of Income

       For the Period October 1, 1998 to June 16, 1999

Revenue:
     Licensing and servicing revenue                       $ 1,946,946
     Equipment revenue                                       1,527,453
     Total revenue                                           3,474,399

Operating expenses:
      Cost of revenue                                        1,967,110
      Research and development                                 360,966
      General and administrative                             1,192,814
      Total operating expenses                               3,520,890

Operating loss                                                 (46,491)

Other income
      Interest, net                                             32,668
      Other, net                                               308,551
      Total other income                                       341,219

Income before income tax provision                             294,728
Income tax provision                                           116,914

      Net income                                         $     177,814

The accompanying notes are an integral part of the financial statements.

                         Vercom Software, Inc.
      Statement of Stockholders' Equity and Comprehensive Income

         For the period from October 1, 1998 to June 16, 1999

                                                      Unrealized
              Number   $.01   Additional              Gains(losses)
              of       Par    Paid in    Retained     on investment
              Shares   Value  Capital    Earnings     securities     Total

Balance
October 1,
1998             750   $  8   $ 742      $1,745,145    $ 112,219     $1,858,114

Comprehensive
Income:

Net Income         -      -       -         177,814            -        177,814

Unrealized
loss on
investment
securities,
net of tax
effect of
$45,742            -      -       -               -     (37,585)        (37,585)

Total
Comprehensive
Income                                                                  140,229

Balance
June 16, 1999   750   $   8   $ 742      $1,922,959    $ 74,634      $1,998,343

The accompanying notes are an integral part of the financial statements.

                       Vercom Software, Inc.
                      Statement of Cash Flows

         For the period October 1, 1998 to June 16, 1999

Cash flows from operating activities
   Net income                                                $    177,814
   Adjustments to reconcile net income to net cash
   provided by operating activities:
        Depreciation and amortization                             149,627
        Provision for bad debts                                   106,889
        Change in operating assets and liabilities:
           Accounts receivable and contracts receivable            70,629
         Other assets                                               1,138
         Income tax receivable                                      5,000
         Accounts payable and accrued liabilities                (543,060)
         Unearned revenue                                         259,148
         Deferred income taxes                                     93,877

   Total adjustments                                              143,248
   Net cash provided by operating activities                      321,062

Cash flows from investing activities
        Acquisition of furniture, fixtures and equipment          (21,173)
        Software development costs                               (518,175)
        Increase in investments securities,
          net of investment gains (losses)                         65,903

   Net cash used in investing activities                         (473,445)

Net decrease in cash                                             (152,383)

Cash at beginning of period                                       306,977

Cash at end of period                                        $    154,594

The accompanying notes are an integral part of the financial statements.

                       Vercom Software, Inc.
                  Notes to Financial Statements

      For the period from October 1, 1998 to June 16, 1999

1.    Organization and Significant Accounting Policies

Background Information:
Vercom Software, Inc. (the "Company"), a Texas corporation, is a vertical market company that is the developer of the Primac software system products. These products represent the premier suite of supply chain management and enterprise-wide software products for the printing industry. The
Company also offers computer equipment and consulting services.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments:
The Company records investments in accordance with Statement of Financial Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company classifies all investments as available-for-sale which are stated at market value as determined by the most recent traded price of each security at the balance sheet date.
All unrealized gains and losses are reported as a separate component of stockholders' equity.

Fair Value of Financial Instruments:
The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of financial instruments such as cash, accounts and contracts receivable, accounts payable and accrued liabilities approximate their fair values based upon the short maturities of these instruments.

Furniture, Fixtures and Equipment:
Furniture, fixtures and equipment are recorded at cost.
Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows: furniture, fixtures and office equipment 5-7 years and computer equipment and software 3-5 years.

Furniture, fixtures and equipment at June 16, 1999 consist of the following:

Furniture, fixtures, and equipment                 $ 112,610
Computer equipment and software                       83,294
      Total                                          195,904

Less accumulated depreciation and
amortization                                        (109,735)

  Furniture, fixtures and equipment, net           $  86,169

Software Development Costs:
The Company capitalizes internally generated software development costs in compliance with Statement of Financial
Accounting Standards No. 86, "Accounting for the Costs of
Computer Software to be Sold, Leased, or Otherwise Marketed".
The Company capitalizes the direct costs and allocated overhead associated with the development of software products.
Initial costs are charged to operations as research and development prior to the development of a detailed program design or a working model. Capitalization of computer software development costs begins upon the establishment of technical feasibility for the product. Costs incurred subsequent to the product release are charged to operations. Capitalized software development costs amounted to $518,175 for the period ended June 16, 1999.

Amortization of capitalized computer software development costs begins when the products are available for general release to customers, and is computed as the greater of (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product, or (b) the straight-line method over the estimated economic life of the product. The Company has estimated that the useful economic life of its products to be five years. Amortization expense of capitalized software costs amounted to $122,713 for the period ended June 16, 1999 and is included in research and development expense.

Revenue Recognition:

The Company's revenue is recognized in accordance with the American Institute of Certified Public Accountants Statement of Position Number 97-2 "Software Revenue Recognition".

Revenue from software licenses is recognized after shipment and fulfillment of all major obligations under the terms of the licensing agreements. The licensing agreements are typically for the use of Company products and are usually restricted by the number of copies, the number of users and the term. Support agreements generally call for the Company to provide technical support and certain software updates to customers. Revenue on support and software updates is recognized ratably over the term of the support agreement. The Company provides consulting and educational services to its customers. Revenue from such services is generally
recognized as the services are performed.   Hardware revenue
is recognized when the product is shipped to the customer.

Concentration of Credit Risk:
The Company's principal financial instrument subject to potential concentration of credit risk is accounts and contracts receivable, which are unsecured. The Company has not experienced significant losses related to receivables from individual customers or groups of customers within the Company's primary industry, the printing industry, or customer's geographic area. As a result, management believes no additional credit risks beyond amounts provided for in the allowance are inherent in accounts receivable.

Income Tax:
Income taxes are accounted for under the asset and liability method.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income:
The Company presents its Statement of Stockholders' Equity and Comprehensive Income in accordance with Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting
Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements.
Comprehensive income consists of net income and net unrealized gains (losses) on investment securities and is presented in the Statement of Stockholders' Equity and Comprehensive Income. The Statement requires additional disclosure in the financial statements; it does not affect the Company's financial position or results of operations.

Commitments and Contingencies:
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

2.   Investment Securities

The cost, gross unrealized gains and (losses) and fair value for available-for-sale securities by major security type and class of security at June 16, 1999 were as follows:

                                     Unrealized     Fair
                       Cost          Gains          Value

Equity Securities      $   521,611   $   113,519    $   635,130
Mutual funds               107,659         6,857        114,516

     Total             $   629,270   $   120,376    $   749,646


For the period ended June 16, 1999 gross realized gains included in other income were $304,369. The unrealized gains net of tax effect at June 16, 1999 were $74,634 and included in stockholders' equity.

3.   Retirement Benefit Plan

The Company sponsors a defined contribution retirement plan that allows participants to make contributions by salary reduction under Section 401(k) of the Internal Revenue Code. An employee may elect to contribute up to a maximum of 15% of pretax earnings into the plan. The Company makes a matching contribution in an amount of up to 6% of the employee contributions. The Company made matching contributions to the plan of approximately $26,000 for the period ended June 16, 1999.

4.   Lease Commitments

The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year as of June 16, 1999:

           2000              $ 133,000
           2001                136,000
           2002                 79,000
                             $  348,00

Rent expense amounted to approximately $97,000 for the period ended
June 16, 1999.

5.   Income Taxes

The provision for income taxes for the period ended June 16, 1999 consists of the following components:

   Current tax expense                       $           -
   Deferred tax expense:
          Federal                                   96,004
          State                                     20,910
                                             $     116,914

The significant temporary differences which give rise to deferred tax assets and liabilities as of June 16, 1999 are as follows:

   Deferred tax assets
         Bad debts                           $      54,237
         Unearned revenue                          184,652
         Other                                      20,236
   Total deferred tax assets                 $     259,125

   Deferred tax liabilities
         Software development costs          $     542,059
          Investment securities                     45,742
          Cash to accrual adjustment               225,393
          Book basis of furniture,
            fixtures and equipment
            in excess of tax basis                  17,410
   Total deferred tax liabilities            $     830,604

   Included in the balance sheet:

   Deferred tax liabilities - current              (12,010)
   Deferred tax liabilities - non-current         (559,469)
     Net deferred tax liabilities            $    (571,479)

No valuation allowance has been recorded against the deferred tax assets at June 16, 1999 because management believes it is more likely than not the Company will realize the benefits of these deductible differences. Also, there was no valuation allowance for deferred tax assets as of October 1, 1998.

The difference between the provision for income taxes and the amounts obtained by applying the statutory U.S. Federal income tax rate to income before taxes for the period ended
June 16, 1999 are as follows:

                                                      1999
  Tax expense at U.S. statutory rates      $  100,208      34.0%
  State and local income tax                   13,801       4.7%
  Non-deductible expense and other              2,905       1.0%
                                            $ 116,914      39.7%

6. Year 2000 (unaudited)

The Company has identified, assessed, and remediated "Year
2000" issues within each of its significant computer programs and certain equipment which contain micro-processors. The Company addressed the issue of computer programs and embedded computer chips being unable to distinguish between the year 1900 and the year 2000, if a program or chip uses only two digits rather than four to define the applicable year.

The Company has identified and contacted critical vendors regarding their plans and progress in addressing their Year
2000 issues. The Company has received varying information from such third parties on the state of compliance or expected compliance. Contingency plans are being developed in the event that any critical vendor is not compliant.

The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's operations, liquidity and financial condition.

Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers and customers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's operations, liquidity or financial condition.

7.   Sale of the Company

On June 16, 1999, all of the capital stock of the Company was sold to Network Systems International, Inc.Pursuant to the Stock Purchase Agreement dated as of June 16, 1999, by and among the Company, Network Systems International, Inc., and the stockholders of the Company, $6.8 million in cash was paid for the Company. Among other things, the Stock Purchase Agreement requires the Company and the stockholders of the Company to place in escrow $250,000 for any outstanding liabilities not specifically identified in the Agreement. The escrow agreement will expire after one year.

                        VERCOM SOFTWARE, INC.
                        FINANCIAL STATEMENTS

                     September 30, 1998 and 1997
           (With Independent Auditors' Report Thereon)

                               INDEX

                                                         Page #

Independent Auditors' Report                                 3
Balance Sheets                                               4
Statements of Income                                         5
Statements of  Stockholders' Equity
  and Comprehensive Income                                   6
Statements of Cash Flows                                     7
Notes to Financial Statements                                8

                      Independent Auditors' Report

Board of Directors and Stockholders
Vercom Software, Inc.:

We have audited the accompanying balance sheets of Vercom Software, Inc. as of September 30, 1998 and 1997 and the related statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vercom Software, Inc. as of September 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KPMG, L.L.P.

July 22, 1999

                    Vercom Software, Inc.
                       Balance Sheets

                 September 30, 1998 and 1997

ASSETS                                          1998            1997

Current assets
   Cash                                         $  306,977      $    99,827
   Accounts receivable, trade, net of
    allowance of $33,548
    $102,000 in 1998 and 1997, respectively        760,580          480,110
   Contracts receivable                            544,400           59,500
       Investment securities                       853,134          532,736
       Deferred tax assets                               -          168,381
       Other current assets                         24,069           18,345
           Total current assets                  2,489,160        1,358,899

Furniture, fixtures and equipment,
   net of accumulated depreciation
   and amortization                                 91,910           93,265

Software development costs, net of
accumulated amortization of  $95,628 in
1998 and $39,252 in 1997                         1,008,108          426,238

          Total assets                          $3,589,178       $1,878,402

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable, trade                 $   413,753       $  309,676
       Accrued compensation                        281,250                -
       Accrued commissions                         185,642           19,351
       Other accrued liabilities                   153,839           53,533
       Deferred tax liabilities                     71,453                -
       Deferred revenue                            218,978          197,185
          Total current liabilities              1,324,915          579,745

Deferred tax liabilities                           406,149          177,825
       Total liabilities                         1,731,064          757,570

Stockholders' equity:
       Common stock; $.01 par value;
        authorized 100,000 shares; issued and
        outstanding 750 shares                           8                8
       Additional paid in capital                      742              742
       Retained earnings                         1,745,145        1,056,890
       Unrealized gain on investment
        securities, net of tax effect              112,219           63,192
          Total stockholders' equity             1,858,114        1,120,832

Total liabilities and stockholders' equity      $3,589,178       $1,878,402

The accompanying notes are an integral part of the financial statements.

                             Vercom Software, Inc.
                             Statements of Income

                  Years Ended September 30, 1998 and 1997

                                                1998             1997
Revenue:
   Licensing and servicing revenue              $3,349,362      $2,375,046
   Equipment revenue                             2,075,973       1,439,434
   Total revenue                                 5,425,335       3,814,480

Operating expenses:
   Cost of  revenue                              2,640,917       2,249,590
   Research and development                        439,593         494,393
   General and administrative                    1,377,310       1,277,999

   Total operating expenses                      4,457,820       4,021,982

Operating income (loss)                            967,515        (207,502)

Other income
      Interest, net                                 28,585          10,115
      Other, net                                   130,264         277,007

      Total other income                           158,849         287,122

Income before income tax provision (benefit)     1,126,364          79,620
Income tax provision (benefit)                     438,109         (54,333)

         Net income                             $  688,255     $   133,953

The accompanying notes are an integral part of the financial statements.

                             Vercom Software, Inc.
      Statements of Stockholders' Equity and Comprehensive Income

                    Years Ended September 30, 1998 and 1997
                                                     Unrealized
              Number  $.01    Additional             Gain on
              of      Par     Paid in    Retained    Investment
              shares  Value   Capital    Earnings    Securities      Total

Balance
October 1,
1996          750     $  8    $    742   $  922,937  $  28,544       $  952,231

Comprehensive
Income:

Net Income      -        -           -      133,953          -          133,953

Unrealized
gain on
investment
securities,
net of tax
effect of
$38,730         -        -           -            -     34,648           34,648

Total
comprehensive
income                                                                  168,601

Balance
October 1,
1997          750     $  8    $    742   $1,056,890   $ 63,192       $1,120,832

Comprehensive
Income:

Net Income      -        -           -      688,255          -          688,255

Unrealized
gain on
investment
securities,
net of tax
effect of
$68,779         -        -           -            -     49,027           49,027

Total
comprehensive
income                                                                  737,282

Balance
September 30,
1998         750      $  8    $    742    $1,745,145   $112,219      $1,858,114

The accompanying notes are an integral part of the financial statements.

                            Vercom Software, Inc.
                          Statements of Cash Flows

                   Years Ended September 30, 1998 and 1997

                                                 1998             1997
Cash flows from operating activities
   Net income                                    $  688,255       $133,953
   Adjustments to reconcile net
   income to net cash provided by
   operating activities:
      Depreciation and amortization                 129,374         64,944
      Provision for (recovery of) bad debts         (68,452)        41,000
      Change in operating assets
       and liabilities:
         Accounts receivable and
            contracts receivable                   (696,918)       (72,591)
         Other assets                                (5,724)        (8,369)
         Accounts payable and
            accrued liabilities                     651,924         56,397
         Unearned revenue                            21,793         29,254
         Deferred income taxes                      468,158        (25,556)

   Total adjustments                                500,155         85,079

   Net cash provided by
   operating activities                           1,188,410        219,032

Cash flows from investing
activities
   Acquisition of furniture,
   fixtures and equipment                           (32,391)      (17,624)
   Software development costs                      (677,498)     (353,735)
   Increase (decrease) in
   investments securities,
     net of investment gains (losses)              (271,371)       70,006

   Net cash used in investing
   activities                                      (981,260)     (301,353)

Net increase (decrease) in cash                     207,150       (82,321)

Cash at beginning of year                            99,827       182,148

Cash at end of year                              $  306,977    $   99,827

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    AND NONCASH INVESTING AND FINANCING ACTIVITIES

Cash paid during the year for:
   Taxes                                         $   5,000     $  11,500

The accompanying notes are an integral part of the financial statements.

                        Vercom Software, Inc.
                   Notes to Financial Statements

         For the Years ended September 30, 1998 and 1997

1.   Organization and Significant Accounting Policies

Background Information:
Vercom Software, Inc. (the "Company"), a Texas corporation, is a vertical market company that is the developer of the Primac software system products. These products represent the premier suite of supply chain management and enterprise-wide software products for the printing industry. The Company also offers computer equipment and consulting services.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investments:
The Company records investments in accordance with Statement of Financial Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company classifies all investments as available-for-sale which are stated at market value as determined by the most recent traded price of each security at the balance sheet date.
All unrealized gains and losses are reported as a separate component of stockholders' equity.

Fair Value of Financial Instruments:
The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of financial instruments such as cash, accounts and contracts receivable, accounts payable and accrued liabilities approximate their fair values based upon the short maturities of these instruments.

Furniture, Fixtures and Equipment:
Furniture, fixtures and equipment are recorded at cost.
Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows: furniture, fixtures and office equipment 5-7 years and computer equipment and software 3-5 years.

Furniture, fixtures and equipment
consist of the following:                        1998           1997

Furniture, fixtures, and office equipment        $  100,270     $  100,270
Computer equipment and software                      74,461         42,070
           Total                                    174,731        142,340

Less accumulated depreciation and
amortization                                        (82,821)       (49,075)

           Furniture, fixtures and
           equipment, net                            91,910         93,265

Software Development Costs:
The Company capitalizes internally generated software development costs in compliance with Statement of Financial
Accounting Standards No. 86, "Accounting for the Costs of
Computer Software to be Sold, Leased, or Otherwise Marketed".
The Company capitalizes the direct costs and allocated overhead associated with the development of software products. Initial costs are charged to operations as research and development prior to the development of a detailed program design or a working model.
Capitalization of computer software development costs begins upon the establishment of technical feasibility for the product. Costs incurred subsequent to the product release are charged to operations. Capitalized software development costs amounted to $677,498 and $353,735 for the years ended
September 30, 1998 and 1997, respectively.

Amortization of capitalized computer software development costs begins when the products are available for general release to customers, and is computed as the greater of (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues for the product, or (b) the straight-line method over the estimated economic life of the product. The Company has estimated that the useful economic life of its products to be five years. Amortization expense of capitalized software costs amounted to $95,628 and $39,252 for the years ended September 30, 1998 and 1997, respectively, and is included in research and development expense.

Revenue Recognition:

The Company's revenue is recognized in accordance with the American Institute of Certified Public Accountants Statement of Position Number 97-2 "Software Revenue Recognition".

Revenue from software licenses is recognized after shipment and fulfillment of all major obligations under the terms of the licensing agreements. The licensing agreements are typically for the use of Company products and are usually restricted by the number of copies, the number of users and the term. Support agreements generally call for the Company to provide technical support and certain software updates to customers. Revenue on support and software updates is recognized ratably over the term of the support agreement. The Company provides consulting and educational services to its customers. Revenue from such services is generally recognized as the services are performed. Hardware revenue is recognized when the product is shipped to the customer.

Concentration of Credit Risk:
The Company's principal financial instrument subject to potential concentration of credit risk is accounts and contracts receivable, which are unsecured. The Company has not experienced significant losses related to receivables from individual customers or groups of customers within the Company's primary industry, the printing industry, or the customer's geographic area. As a result, management believes no additional credit risks beyond amounts provided for in the allowance are inherent in accounts receivable.

Income Tax:
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income:
The Company presents its Statement of Stockholders' Equity and Comprehensive Income in accordance with Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting
Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements.
Comprehensive income consists of net income and net unrealized gains (losses) on investment securities and is presented in the Statement of Stockholders' Equity and Comprehensive Income. The Statement requires additional disclosure in the financial statements; it does not affect the Company's financial position or results of operations.

Commitments and Contingencies:
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

2.   Investment Securities

The cost, gross unrealized gains (losses) and fair value for available-for-sale securities by major security type and class of security at September 30 1998 and 1997 were as follows:

September 30, 1998                           Unrealized         Market
                               Cost          Gains              Value

Equity securities              $  349,787    $  186,963         $   536,750
Mutual funds                      322,349        (5,965)            316,384
Total                          $  672,136    $  180,998         $   853,134


September 30, 1997                           Unrealized        Market
                               Cost          Gains             Value

Equity securities              $ 305,027     $  49,196         $   354,223
Mutual funds                     125,787        52,726             178,513
Total                          $ 430,814     $ 101,922         $   532,736

Gross realized gains included in other income in 1998 and 1997 were approximately $130,000 and $277,000, respectively.
The unrealized gains and losses net of tax effect at September 30, 1998 and 1997 were $112,219 and $63,192, respectively and included in stockholders' equity.

3.   Retirement Benefit Plan
The Company sponsors a defined contribution retirement plan that allows participants to make contributions by salary reduction under Section 401(k) of the Internal Revenue Code. An employee may elect to contribute up to a maximum of 15% of pretax earnings into the plan. The Company makes a matching contribution in an amount of up to 6% of the employee contributions. The Company made matching contributions to the plan of approximately $43,000 and $20,000 for the years ended September 30, 1998 and 1997, respectively.


4.   Income Taxes

The provision (benefit) for income taxes for the years ended
September 30 1998 and 1997, consists of the following components:

                                      1998                1997
Current tax expense                   $         -         $    9,953
Deferred tax expense:
   Federal                                358,700            (52,633)
   State                                   79,409            (11,653)
                                      $   438,109            (54,333)

The significant temporary differences which give rise to deferred tax assets and liabilities as of September 30, 1998 and 1997 are as follows:

                                      1998                1997
Deferred tax assets
  Bad debts                           $   12,956        $    39,392
  Cash to accrual adjustment                   -             67,608
  Unearned revenue                       107,251             81,380
  Other                                   14,676             18,731
  Total deferred tax assets           $  134,883        $   207,111

Deferred tax liabilities
  Software development costs          $  389,331        $   164,613
  Investment securities                   68,779             38,730
  Cash to accrual adjustment             137,557                  -
  Book basis of furniture,
   fixtures and equipment in
   excess of tax basis                    16,818        $    13,212
  Total deferred tax liabilities      $  612,485        $   216,555

Included in the balance sheet:
                                      1998              1997
   Deferred tax assets - current      $        -        $   168,381
   Deferred tax liabilities - current    (71,453)                 -
   Deferred tax liabilities - non-
   current                              (406,149)          (177,825)
   Net deferred tax assets
    (liabilities)                     $ (477,602)       $    (9,444)

No valuation allowance has been recorded against the deferred tax assets at September 30, 1998 and 1997 because management believes it is more likely than not the Company will realize the benefit of these deductible differences. The valuation allowance for deferred tax assets as of October 1, 1997 and 1996 was $0 and $77,279 respectively. The net change in the total valuation allowance for the years ended September 30, 1998 and 1997 was a decrease of $0 and $77,279, respectively.

The difference between the provision for income taxes and the amounts obtained by applying the statutory U.S. Federal income tax rate to income before taxes for the years ended
September 30, 1998 and 1997 are as follows:

                                       1998               1997

Tax expense at U.S. statutory rates    $ 382,964   34.0%  $  27,071    34.0%
State and local income tax                52,410    4.7%     (7,691)   (9.7%)
Decrease in valuation allowance                -      -     (77,279)  (97.1%)
Non-deductible expense and other           2,735    0.2%      3,566     4.6%
                                       $ 438,109   38.9%  $ (54,333)  (68.2%)

5. Lease Commitments

The following is a schedule by year of future minimum rental payments required under operating leases that have an initial or remaining noncancelable lease term in excess of one year as of September 30, 1998:


For the year ending September 30,
1999    $  128,000
2000       133,000
2001       136,000
2002        79,000
        $  476,000

Rent expense amounted to approximately $137,000 and $151,000 for the years ended September 30, 1998 and 1997, respectively.

6.  Year 2000 (unaudited)

The Company has identified, assessed, and remediated "Year
2000" issues within each of its significant computer programs and certain equipment which contain micro-processors. The Company addressed the issue of computer programs and embedded computer chips being unable to distinguish between the year 1900 and the year 2000, if a program or chip uses only two digits rather than four to define the applicable year.

The Company has identified and contacted critical vendors regarding their plans and progress in addressing their Year
2000 issues. The Company has received varying information from such third parties on the state of compliance or expected compliance. Contingency plans are being developed in the event that any critical vendor is not compliant.

The failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Such failures could materially and adversely affect the Company's operations, \ liquidity and financial condition.

Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year
2000 readiness of third-party suppliers and customers, the Company is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company's operations, liquidity or financial condition.

7.   Sale of the Company

On June 16, 1999, all of the capital stock of the Company was sold to Network Systems International, Inc. Pursuant to the Stock Purchase Agreement dated as of June 16, 1999, by and among the Company, Network Systems International, Inc., and the stockholders of the Company, $6.8 million in cash was paid for the Company. Among other things, the Stock Purchase Agreement requires the Company and the stockholders of the Company to place in escrow $250,000 for any outstanding liabilities not specifically identified in the Agreement. The escrow agreement will expire after one year.

(b)  Pro Forma Financial Information

On June 16, 1999, Network Systems International, Inc. (the
"Company") consummated the acquisition of all of the capital stock of Vercom Software, Inc. ("Vercom"), a corporation
organized and existing under the laws of the State of Texas.
The Company subsequently filed a Form 8-K on June 30, 1999 reporting the
acquisition.   Pursuant to Instruction (4) to Item 7 of Form
8-K, the Registrant omitted certain required pro forma financial statements. The following pro forma financial statements are now being filed:
                                                        Page #

Pro Forma Combined Statement of Operations
      year ended September 30, 1998                       29
Pro Forma Combined Statement of Operations
      nine months ended June 30, 1999                     30
Notes to Pro Forma Combined Financial Statement           31

Pro Forma Financial Information

On June 16, 1999, Network Systems International, Inc. (the "Company") consummated the acquisition of all of the capital stock of Vercom Software, Inc. ("Vercom"), a corporation organized and existing under the laws of the State of Texas. Vercom is a vertical market company offering a specialized software solution for the printing industry. As consideration for the acquisition and pursuant to the Stock Purchase Agreement dated as of June 16, 1999 by and among the Company, Vercom Software, Inc. and the stockholders of Vercom Software, Inc., Network Systems International, Inc. paid the Vercom stockholders; $6.8 million in cash. The Company used funds accumulated from operations and portions of a new Four Million Five Hundred Thousand Dollars ($4,500,000) revolving line of credit with Wachovia Bank, N.A. This revolving line of credit replaced an existing line of credit with Wachovia Bank, N.A.

The combined balance sheet as of the most recent period was June 30, 1999 filed with a Form 10QSB for Network Systems
International, Inc. on August 16, 1999. The August 16, 1999 filing is incorporated by reference.

The pro forma combined statements of operations for the nine months ended June 30, 1999 and year ended September 30, 1998 reflect the above transaction as if it had been completed as of the beginning of the respective periods and takes into account the following pro forma adjustments directly attributable to the transaction: (i) the amortization of goodwill and other intangibles recorded in the above transactions, (ii) the reduction of interest income resulting from the use of cash previously invested required to complete the above transaction, (iii) the interest expense resulting from the use of bank borrowings to complete the above transactions, and (iv) the tax effect of the pro forma adjustments. The pro forma condensed statements of operations do not include the effects of any nonrecurring charges directly attributable to the acquisition, such as the write off of purchased-in-process research and development amounting to $300,000.

The pro forma financial information does not purport to represent what the Company's results of operations of financial position would actually have been had the acquisition actually occurred on the dates set forth above or to project the Company's results of operations for any future period.

The unaudited pro forma financial information should be read in connection with the following: (i) the accompanying notes; (ii) the historical financial statements and notes thereto of Network Systems International, Inc. contained in its Form 10-KSB for the year ended September 30, 1998; (iii) the historical financial statements and notes thereto of Network Systems International, Inc. contained in Report 10-QSB for the third quarter ended June 30, 1999 and (iv) the accompanying historical financial statements and notes thereto of Vercom Software, Inc. which are being filed herewith.

                     Network Systems International, Inc.
                Pro Forma Combined Statement of Operations

                       Year Ended September 30, 1998
                               (Unaudited)

                        Network
                        Systems         Vercom
                        International,  Software     Pro forma     Company
                        Inc.            Inc.         Adjustments   Pro Forma

Revenue:
 Licensing and
  servicing revenue     $ 7,240,935     $ 3,349,362            -   $ 10,590,297
Equipment revenue         5,563,986       2,075,973            -       7,639,959
Total revenue            12,804,921       5,425,335            -     18,230,256

Operating expenses:
 Cost of sales and
  services                6,338,192       2,640,917            -      8,979,109
 Research and
  development             1,921,357         439,593            -      2,360,950
 Sales, general
  and administrative      1,631,679       1,377,310      445,333      3,454,322
Total operating
  expenses                9,891,228       4,457,820      445,333     14,794,381

Operating income          2,913,693         967,515     (445,333)     3,435,875

Other income (expense)
  Interest, net              39,537          28,585     (394,223)      (326,101)
  Other, net                 15,648         130,264            -        145,912
Total other income(expense)  55,185         158,849     (394,223)      (180,189)

Income before income
 tax provision            2,968,878       1,126,364     (839,556)     3,255,686

Income tax provision      1,001,800         438,109     (143,103)     1,296,806

Net income               $1,967,078         688,255     (696,453)     1,958,880

Dividends on preferred
 shares                      89,401               -            -         89,401

Net income applicable
to common shares         1,877,677          688,255    (696,453)      1,869,479

Earnings per common
share                   $      .25                -           -      $      .25

Earnings per common
share-
  Assuming dilution     $      .25                -           -      $      .25

The accompanying notes are an integral part of the combined financial statements.

                    Network Systems International, Inc.
                Pro Forma Combined Statement of Operations

                      Nine Months Ended June 30, 1999
                                (Unaudited)


                       Network
                       Systems         Vercom
                       International,  Software,    Pro forma     Company
                       Inc.            Inc.         Adjustments   Pro forma
Revenue:
 Licensing and
  servicing revenue    $ 6,714,611     $2,087,824           -      8,802,435
 Equipment revenue       4,829,611      1,604,000           -      6,433,611
Total revenue           11,544,222      3,691,824           -     15,236,046

Operating expenses:
 Cost of sales and
  services               5,378,348      2,108,296           -      7,486,644
 Research and
  development            1,518,088        673,716    (300,000)     1,891,804
 Sales, general
  and administrative     2,580,076      1,222,457     334,000      4,136,533
Total operating
  expenses               9,476,512      4,004,469      34,000     13,514,981

Operating income
 (expense)               2,067,710       (312,645)    (34,000)     1,721,065

Other income (expense)
      Interest, net         28,280         32,668    (296,548)      (235,600)
      Other, net            (8,999)       308,551           -        299,552
Total other income          19,281        341,219    (296,548)        63,952

Income before income
  tax provision          2,086,991         28,574    (330,548)     1,785,017
Income tax provision       812,300        116,914    (107,647)       821,567

Net income(loss)       $ 1,274,691        (88,340)   (222,901)       963,450

Dividends on preferred
shares                      39,468              -           -         39,468

Net income (loss)
applicable
to common shares         1,235,223        (88,340)   (222,901)       923,982

Earnings per common
share                 $        .16              -           -     $      .12

Earnings per common
share-
 Assuming dilution    $        .16              -           -     $        -

The accompanying notes are an integral part of the combined financial statements.

                   Network Systems International, Inc.
           Notes to Pro Forma Combined Statements of Operations
                               (Unaudited)

1.   Adjustments to combined statements of operations:

                                   Year ended             Nine Months ended
                                   September 30, 1998     June 30, 1999

Amortization of goodwill and
 other intangibles
 (over estimated useful life)      $  445,333             $   334,000
Reduction of interest income due
 to use of cash previously
 invested                          $  114,223             $    86,548
Increase in interest expense due
 to use of bank financing for
 acquisition                       $  280,000             $   210,000
Adjustment to tax provision for
 income tax benefit (assumed rate
 of 36.3% for year ended
 September 30, 1998 and
 38.3% for the nine months ended
 June 30, 1999) Goodwill
 amortization and purchased
 in-process research and
 development are added back to
 determine the tax effect of
 pro forma adjustments             $ (143,103)            $  (107,647)
Deduction of purchased in
 process research and
 development expense directly
 attributable to acquisition
 as a nonrecurring charge                   -                300,000
Pro forma weighted average
  number of common shares
  used in basic EPS                $7,447,705            $ 7,700,320
Pro forma weighted average
  number of common shares
  and dilutive potential
  common shares used in
  diluted EPS                      $7,917,901            $ 7,973,740

2.  Reclassification

Certain historical financial statement amounts have been reclassified to conform to the current presentation.

(c)  Exhibits

The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.    Description of Exhibit

2.1 Stock Purchase Agreement dated as of May 31, 1999, by and among Network Systems International, Inc., Vercom Software, Inc., and the stock holders of Vercom Software, Inc. listed on the signature pages thereto

* This exhibit was previously filed with the Form 8-K which this filing amends.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NETWORK SYSTEMS INTERNATIONAL, INC.
                         (Registrant)


                         By:     /s/ Michael T. Spohn

                                 Michael T. Spohn
                                 Chief Financial Officer
Date:  August 30, 1999